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                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-75087 of Rubio's Restaurants, Inc. of our report dated March 25, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

San Diego, California
May 13, 1999